EXHIBIT 99.1

MINERALS TECHNOLOGIES

Innovative Technologies.
Essential Solutions.™

News Release
Investor Contact: Lydia Kopylova, (212) 878-1831
Media Contact: Jennifer Albert, (212) 878-1840

Minerals Technologies Inc. Announces 2024 Third Quarter Financial Results

•	Record Third Quarter Operating Income and Earnings Per Share Excluding Special Items
•	Strong Operating Margin and Cash Flow
•	Announced New $200 Million Share Repurchase Program and Completed Previous $75 Million Program
•	Increased Dividend by 10%

NEW YORK, October 24, 2024 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today reported earnings per share for the third quarter ended September 29, 2024 of $1.45 or $1.51 excluding special items, a third quarter record for MTI.

“We delivered a record third quarter and are on track for another record year. Both operating segments have accomplished a tremendous amount this year, extending their leadership positions in each of their markets, introducing innovative new products, and expanding margins.” said Douglas T. Dietrich, Chairman and Chief Executive Officer, “MTI’s financial strength positions us well and provides multiple levers to continue to drive shareholder value.”

Worldwide net sales were $525 million, down 4 percent as reported or 2 percent versus the prior year on an underlying basis.

Reported operating income was $77 million. Operating income excluding special items was $79 million, a third quarter record for MTI, up 3 percent over the prior year and represented 15.1 percent of sales, as the Company continues to execute on its margin expansion strategy.

Third Quarter 2024 Segment Results

Consumer & Specialties segment sales were $280 million in the third quarter, up 1 percent on an underlying basis.

Household & Personal Care sales were $131 million, up 2 percent from the prior year driven by increased sales in pet care and other consumer-oriented products. Specialty Additives sales were $149 million and grew 1 percent on an underlying basis.

Segment operating income increased by 9% over the prior year to $42 million.  Underlying volume and mix, improved input costs and gains in productivity all contributed to higher operating income versus prior year. Operating margin expanded by 170 basis points over the prior year to 14.9% of sales.

The Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-market household products, as well as specialty additives that become functional components in a variety of consumer and industrial goods. This segment includes two product lines: Household & Personal Care and Specialty Additives.

Engineered Solutions segment sales were $244 million in the third quarter, down 5 percent from the prior year.

High-Temperature Technologies sales were $175 million, down 1 percent from the prior year due to softer demand in some industrial end markets. Environmental & Infrastructure sales were $70 million, 12 percent lower than the prior year as a result of continued weakness in commercial construction markets and large-scale environmental project activity.

Segment operating income was $39 million, down 4 percent from the prior year, as the impact from lower volumes was mitigated by improved input costs and pricing. Operating margin improved by 10 basis points versus the prior year to 15.9 percent of sales.

The Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve our customers’ manufacturing processes and projects. This segment includes two product lines: High-Temperature Technologies and Environmental & Infrastructure.

Dividend Increase and Share Repurchase Program

As previously announced, the Company increased its regular quarterly dividend on the Company’s common stock by 10% to $0.11 per share. The dividend is payable on December 5, 2024, to stockholders of record at the close of business on October 31, 2024.

In addition, MTI’s Board of Directors has authorized a new $200 million share repurchase program. The Company expects to repurchase shares under this authorization as part of its balanced approach to capital allocation.
“Increasing our dividend and authorizing a new repurchase program reflects the Board’s ongoing confidence in MTI’s financial strength as we continue to grow earnings and cash flow," said Douglas T. Dietrich, Chairman and Chief Executive Officer. “The combination of this increased dividend and new repurchase program demonstrates our commitment to shareholder returns, while maintaining the flexibility to fund inorganic growth opportunities.”

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Minerals Technologies will host a conference call tomorrow, October 25, 2024, at 11 a.m. Eastern Time. The live earnings webcast can be accessed at https://investors.mineralstech.com/quarterly-results-conference-calls. A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on October 25, 2024.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries BMI OldCo (f/k/a Barretts Minerals Inc.) and Barretts Ventures Texas LLC; claims for legal, environmental and tax matters or product stewardship issues; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2023 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI serves globally a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. The company reported global sales of $2.2 billion in 2023. For further information, please visit our website at www.mineralstech.com.
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CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Sep. 29, 2024	Jun. 30, 2024	Oct. 1, 2023	Prior Qtr.	Prior Year	Sep. 29, 2024	Oct. 1, 2023	Prior Year

Net sales	$524.7	$541.2	$547.8	(3)%	(4)%	$1,600.4	$1,645.4	(3)%

Cost of goods sold	389.5	397.3	414.7	(2)%	(6)%	1,185.4	1,263.6	(6)%

Production margin	135.2	143.9	133.1	(6)%	2%	415.0	381.8	9%

Marketing and administrative expenses	50.1	53.3	50.9	(6)%	(2)%	156.4	155.0	1%
Research and development expenses	5.9	5.8	5.2	2%	13%	17.3	16.1	7%
Provision for credit losses	0.0	30.0	0.0	*	*	30.0	0.0	*
Restructuring and other items, net	0.0	0.0	0.3	*	*	0.0	6.9	*
Impairment of assets	0.0	0.0	71.7	*	*	0.0	71.7	*
Acquisition-related expenses	0.0	0.0	0.0	*	*	0.0	0.3	*
Litigation expenses	2.6	4.2	12.9	(38)%	(80)%	8.9	26.8	(67)%

Income (loss) from operations	76.6	50.6	(7.9)	51%	*	202.4	105.0	93%

Interest expense, net	(14.0)	(14.9)	(15.3)	(6)%	(8)%	(43.8)	(44.0)	(0)%
Other non-operating income (deductions), net	(3.1)	(1.1)	0.6	182%	*	(4.4)	(1.9)	132%
Total non-operating deductions, net	(17.1)	(16.0)	(14.7)	7%	16%	(48.2)	(45.9)	5%

Income (loss) before tax and equity in earnings	59.5	34.6	(22.6)	72%	*	154.2	59.1	161%

Provision (benefit) for taxes on income	13.7	15.6	(3.5)	(12)%	*	43.2	14.5	198%
Equity in earnings of affiliates, net of tax	1.9	1.9	1.0	0%	90%	5.2	3.0	73%

Net income (loss)	47.7	20.9	(18.1)	128%	*	116.2	47.6	144%

Less: Net income attributable to non-controlling interests	1.0	1.2	1.1	(17)%	(9)%	3.1	3.2	(3)%

Net income (loss) attributable to Minerals Technologies Inc. (MTI)	$46.7	$19.7	$(19.2)	137%	*	$113.1	$44.4	155%

Weighted average number of common shares outstanding:

Basic	32.1	32.2	32.5			32.2	32.5

Diluted	32.3	32.4	32.5			32.4	32.6

Earnings (loss) per share attributable to MTI:

Basic	$1.45	$0.61	$(0.59)	138%	*	$3.51	$1.37	156%

Diluted	$1.45	$0.61	$(0.59)	138%	*	$3.49	$1.36	157%

Cash dividends declared per common share	$0.10	$0.10	$0.05			$0.30	$0.15

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

1)
For comparative purposes, the quarterly periods ended September 29, 2024, June 30, 2024 and October 1, 2023 each consisted of 91 days. The nine month periods ended September 29, 2024 and October 1, 2023 consisted of 273 days and 274 days, respectively.

2)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended September 29, 2024, June 30, 2024 and October 1, 2023, and the nine month periods ended September 29, 2024 and October 1, 2023 and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended			Nine Months Ended
		Sep. 29, 2024	Jun. 30, 2024	Oct. 1, 2023	Sep. 29, 2024	Oct. 1, 2023

	Net income (loss) attributable to MTI	$46.7	$19.7	$(19.2)	$113.1	$44.4
	% of sales	8.9%	3.6%	*	7.1%	2.7%

	Special items:
	Provision for credit losses	0.0	30.0	0.0	30.0	0.0
	Restructuring and other items, net	0.0	0.0	0.3	0.0	6.9
	Impairment of assets	0.0	0.0	71.7	0.0	71.7
	Acquisition-related expenses	0.0	0.0	0.0	0.0	0.3
	Litigation expenses	2.6	4.2	12.9	8.9	26.8
	Related tax effects on special items	(0.6)	(0.3)	(17.2)	(1.4)	(21.8)

	Net income attributable to MTI, excluding special items	$48.7	$53.6	$48.5	$150.6	$128.3
	% of sales	9.3%	9.9%	8.9%	9.4%	7.8%

	Diluted earnings per share, excluding special items	$1.51	$1.65	$1.49	$4.65	$3.94

In the second quarter of 2024, the Company recorded a $30.0 million provision for credit losses relating to the Company's committed line of credit to facilitate BMI Oldco Inc.'s (f/k/a Barretts Minerals Inc.) ("Oldco") bankruptcy proceeding. These losses are not currently tax deductible as they are treated as an equity contribution for tax purposes. The current expected credit loss may become fully deductible in a future period. The timing of such deductibility is dependent on developments in the bankruptcy proceedings.

	In the third quarter of 2023, the Company recorded a non-cash impairment of assets charge of $71.7 million associated with the Chapter 11 filing of Oldco within the Consumer & Specialties segment.

In the second quarter of 2023, the Company initiated a restructuring and cost savings program to further streamline our cost structure as a result of organizational efficiencies gained through our 2023 resegmentation. Accordingly, the Company recorded restructuring and other charges of $6.6 million respectively related to severance and other costs.

In the second and third quarters of 2023, the Company recorded incremental litigation costs of $13.9 million and $12.9 million, respectively, to defend against, opportunistically settle, and restore our reserve for claims associated with certain talc products from Oldco.

3)
Free cash flow is defined as cash flow from operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended September 29, 2024, June 30, 2024 and October 1, 2023, and the nine month periods ended September 29, 2024 and October 1, 2023 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended			Nine Months Ended
	(millions of dollars)	Sep. 29, 2024	Jun. 30, 2024	Oct. 1, 2023	Sep. 29, 2024	Oct. 1, 2023

	Cash flow from operations	$60.0	$50.1	$59.1	$166.0	$138.3
	Capital expenditures	24.7	20.2	25.1	61.4	71.0
	Free cash flow	$35.3	$29.9	$34.0	$104.6	$67.3

	Depreciation, depletion and amortization expense	$23.1	$24.0	$24.3	$70.6	$71.5

4)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's year over year sales growth, excluding the sales of Oldco for the three and nine months ended October 1, 2023, constituting a reconciliation to GAAP sales growth set forth below. On October 2, 2023, Oldco filed for relief under Chapter 11 of the U.S. Bankruptcy Code and as such the results of Oldco are not included in the Company's consolidated results for the three and nine months ended September 29, 2024. Oldco sales for the three and nine month months ended October 1, 2023 were $13.8 million and $40.6 million, respectively. The Company's management feels this non-GAAP measure provides meaningful supplemental information regarding its performance and facilitates investors' understanding of sales trends for the three and nine months ended September 29, 2024.

		Quarter Ended Sep. 29, 2024			Nine Months Ended Sep. 29, 2024
		Sales	Impact of		Sales	Impact of
	Year over Year Sales Growth	Growth	Oldco	Underlying	Growth	Oldco	Underlying
		As Reported	Deconsolidation	Sales Growth	As Reported	Deconsolidation	Sales Growth
	Specialty Additives	(8)%	9%	1%	(6)%	8%	2%
	Consumer & Specialties	(4)%	5%	1%	(2)%	5%	3%
	MTI Consolidated	(4)%	2%	(2)%	(3)%	3%	0%

5)
“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended September 29, 2024, June 30, 2024 and October 1, 2023, and the nine month periods ended September 29, 2024 and October 1, 2023, and a reconciliation to net income for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and facilitates investors' understanding of historic operating trends.

		Quarter Ended			Nine Months Ended
	(millions of dollars)	Sep. 29, 2024	Jun. 30, 2024	Oct. 1, 2023	Sep. 29, 2024	Oct. 1, 2023

	Net income (loss)	$46.7	$19.7	$(19.2)	$113.1	$44.4
	Add back:
	Depreciation, depletion and amortization	23.1	24.0	24.3	70.6	71.5
	Interest expense, net	14.0	14.9	15.3	43.8	44.0
	Equity in earnings of affiliates, net of tax	(1.9)	(1.9)	(1.0)	(5.2)	(3.0)
	Net income attributable to non-controlling interests	1.0	1.2	1.1	3.1	3.2
	Provision (benefit) for taxes on income	13.7	15.6	(3.5)	43.2	14.5
	EBITDA	96.6	73.5	17.0	268.6	174.6
	Add special items:
	Provision for credit losses	0.0	30.0	0.0	30.0	0.0
	Restructuring and other items, net	0.0	0.0	0.3	0.0	6.9
	Impairment of assets	0.0	0.0	71.7	0.0	71.7
	Acquisition-related expenses	0.0	0.0	0.0	0.0	0.3
	Litigation expenses	2.6	4.2	12.9	8.9	26.8
	Adjusted EBITDA	$99.2	$107.7	$101.9	$307.5	$280.3
	% of sales	18.9%	19.9%	18.6%	19.2%	17.0%

6)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended			Nine Months Ended
		Sep. 29, 2024	Jun. 30, 2024	Oct. 1, 2023	Sep. 29, 2024	Oct. 1, 2023

	Interest income	$1.4	$1.4	$1.2	$3.9	$2.7
	Interest expense	(15.4)	(16.3)	(16.5)	(47.7)	(46.7)
	Foreign exchange gains (losses)	(1.8)	0.2	1.8	(0.7)	3.3
	Other deductions	(1.3)	(1.3)	(1.2)	(3.7)	(5.2)
	Non-operating deductions, net	$(17.1)	$(16.0)	$(14.7)	$(48.2)	$(45.9)

7)
The analyst conference call to discuss operating results for the third quarter is scheduled for Friday, October 25, 2024 at 11:00 am ET and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Nine Months Ended				% Growth
SALES DATA	Sep. 29, 2024	% of Total Sales	Jun. 30, 2024	% of Total Sales	Oct. 1, 2023	% of Total Sales	Prior Qtr.	Prior Year	Sep. 29, 2024	% of Total Sales	Oct. 1, 2023	% of Total Sales	Prior Year

United States	$268.3	51%	$281.3	52%	$291.6	53%	(5)%	(8)%	$824.7	52%	$874.3	53%	(6)%
International	256.4	49%	259.9	48%	256.2	47%	(1)%	0%	775.7	48%	771.1	47%	1%
Net Sales	$524.7	100%	$541.2	100%	$547.8	100%	(3)%	(4)%	$1,600.4	100%	$1,645.4	100%	(3)%

Household & Personal Care	$130.9	25%	$126.8	24%	$128.9	23%	3%	2%	$396.1	25%	$383.6	23%	3%
Specialty Additives	149.4	28%	157.5	29%	162.3	30%	(5)%	(8)%	465.4	29%	495.2	30%	(6)%
Consumer & Specialties Segment	$280.3	53%	$284.3	53%	$291.2	53%	(1)%	(4)%	$861.5	54%	$878.8	53%	(2)%

High-Temperature Technologies	$174.8	34%	$184.7	34%	$177.4	32%	(5)%	(1)%	$536.8	33%	$538.6	33%	(0)%
Environmental & Infrastructure	69.6	13%	72.2	13%	79.2	15%	(4)%	(12)%	202.1	13%	228.0	14%	(11)%
Engineered Solutions Segment	$244.4	47%	$256.9	47%	$256.6	47%	(5)%	(5)%	$738.9	46%	$766.6	47%	(4)%

Net Sales	$524.7	100%	$541.2	100%	$547.8	100%	(3)%	(4)%	$1,600.4	100%	$1,645.4	100%	(3)%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Sep. 29, 2024	Jun. 30, 2024	Oct. 1, 2023	Prior Qtr.	Prior Year	Sep. 29, 2024	Oct. 1, 2023	Prior Year
SEGMENT OPERATING INCOME (LOSS) DATA

Consumer & Specialties Segment	$41.7	$43.9	$(46.6)	(5)%	*	$127.6	$5.0	*
% of Sales	14.9%	15.4%	*			14.8%	0.6%
Engineered Solutions Segment	$38.8	$44.7	$40.6	(13)%	(4)%	$122.0	$111.1	10%
% of Sales	15.9%	17.4%	15.8%			16.5%	14.5%
Unallocated and Other Corporate Expenses	$(3.9)	$(38.0)	$(1.9)	*	*	$(47.2)	$(11.1)	*

Consolidated	$76.6	$50.6	$(7.9)	51%	*	$202.4	$105.0	93%
% of Sales	14.6%	9.3%	*			12.6%	6.4%

SPECIAL ITEMS

Consumer & Specialties Segment	$0.0	$0.0	$84.9	*	*	$0.0	$99.4	*

Engineered Solutions Segment	$0.0	$0.0	$0.0	*	*	$0.0	$3.2	*

Unallocated and Other Corporate Expenses	$2.6	$34.2	$0.0	*	*	$38.9	$3.1	*

Consolidated	$2.6	$34.2	$84.9	*	*	$38.9	$105.7	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income. This excludes special items (set forth in the above table), for the quarterly periods ended September 29, 2024, June 30, 2024 and October 1, 2023, and the nine month periods ended September 29, 2024 and October 1, 2023, constituting a reconciliation to GAAP operating income (loss) set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Nine Months Ended		% Growth
SEGMENT OPERATING INCOME,	Sep. 29, 2024	Jun. 30, 2024	Oct. 1, 2023	Prior Qtr.	Prior Year	Sep. 29, 2024	Oct. 1, 2023	Prior Year
EXCLUDING SPECIAL ITEMS

Consumer & Specialties Segment	$41.7	$43.9	$38.3	(5)%	9%	$127.6	$104.4	22%
% of Sales	14.9%	15.4%	13.2%			14.8%	11.9%
Engineered Solutions Segment	$38.8	$44.7	$40.6	(13)%	(4)%	$122.0	$114.3	7%
% of Sales	15.9%	17.4%	15.8%			16.5%	14.9%
Unallocated Corporate Expenses	$(1.3)	$(3.8)	$(1.9)	66%	32%	$(8.3)	$(8.0)	(4)%

Consolidated	$79.2	$84.8	$77.0	(7)%	3%	$241.3	$210.7	15%
% of Sales	15.1%	15.7%	14.1%			15.1%	12.8%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	September 29, 2024*	December 31, 2023**

Current assets:
Cash & cash equivalents	$317.1	$317.2
Short-term investments	7.4	4.3
Accounts receivable, net	412.5	399.1
Inventories	342.2	325.4
Prepaid expenses and other current assets	61.6	53.0
Total current assets	1,140.8	1,099.0

Property, plant and equipment	2,250.5	2,190.1
Less accumulated depreciation	1,256.8	1,203.3
Net property, plant & equipment	993.7	986.8

Goodwill	914.3	913.6
Intangible assets	222.1	231.0
Other assets and deferred charges	123.1	116.2

Total assets	$3,394.0	$3,346.6

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$60.0	$85.4
Current maturities of long-term debt	28.2	18.0
Accounts payable	189.8	188.7
Other current liabilities	186.0	165.2
Total current liabilities	464.0	457.3

Long-term debt	894.7	911.1
Deferred income taxes	137.4	139.3
Other non-current liabilities	153.1	152.2
Total liabilities	1,649.2	1,659.9

Total MTI shareholders' equity	1,706.0	1,652.0
Non-controlling interests	38.8	34.7
Total shareholders' equity	1,744.8	1,686.7

Total liabilities and shareholders' equity	$3,394.0	$3,346.6

* Unaudited
** Condensed from audited financial statements.